Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 20, 2013, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in QuinStreet, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2013.

/s/ PricewaterhouseCoopers LLP

San Jose, California

August 20, 2013